For more information:

Eric Miller

Intersections Inc.

703.488.6100

intxinvestorrelations@intersections.com

Intersections Inc. Reports Second Quarter 2009 Earnings

CHANTILLY, Va. – August 10, 2009 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended June 30, 2009. Revenue for the second quarter of 2009 was $90.3 million, compared to $94.2 million for the quarter ended June 30, 2008 and $87.3 million for the quarter ended March 31, 2009, a decrease of 4.1 percent and an increase of 3.4 percent, respectively. Consolidated adjusted EBITDA before share based compensation for the second quarter of 2009, prior to non-cash impairment charges, was $4.9 million. Net loss for the quarter ended June 30, 2009 was $2.7 million, compared to net income of $4.4 million for the quarter ended June 30, 2008 and net loss of $558 thousand for the quarter ended March 31, 2009. Net loss for the six months ended June 30, 2009 was $3.2 million, compared to net income of $7.8 million for the six months ended June 30, 2008. Net income was reduced largely due to pretax, non-cash impairment charges of $6.2 million in the six months ended June 30, 2009. Without these non-cash charges, adjusted net income for the six months ended June 30, 2009 would have been approximately $2.0 million. Diluted loss per share was ($0.15) for the second quarter of 2009, compared to diluted earnings per share of $0.25 for the second quarter of 2008 and a diluted loss per share of ($0.03) for the first quarter of 2009.

Michael Stanfield, CEO commented, “Revenue for the second quarter of 2009 grew to $90.3 million, up by 3.5 percent from the first quarter of 2009. This growth was created in the Consumer Products and Service segment and demonstrates our strong competitive position. During this recessionary period we have made, and are continuing to make, substantial investment in marketing, Web capabilities and product innovation and plan to capitalize on emerging opportunities as the economy improves. While these expenses are hurting 2009 EBITDA, they are positioning Intersections for revenue and EBITDA growth in 2010 and beyond.”

Second Quarter 2009 Financial Highlights:

•

Total subscribers decreased to approximately 4.5 million as of June 30, 2009, compared to approximately 4.7 million subscribers as of December 31, 2008. Subscriber additions of approximately 813 thousand in the second quarter of 2009 were offset by subscriber cancels of 882 thousand.

•

Total revenue for the second quarter of 2009 was $90.3 million, including $4.5 million from the Background Screening segment and $1.4 million from the Other segment, compared to $94.2 million for the second quarter of 2008, including $7.9 million from the Background Screening segment and $1.7 million from the Other segment. Total revenue was $87.3 million for the first quarter of 2009, including $4.4 million from the Background Screening segment and $1.6 million from the Other segment.

•

Subscription revenue, net of marketing and commissions associated with subscription revenue, was $42.6 million for the second quarter of 2009, compared to $51.0 million for the second quarter of 2008, and $40.6 million for the first quarter of 2009, a decrease of 16.5 percent and an increase of 4.8 percent, respectively. Subscription revenue, net of marketing and commissions associated with subscription revenue, is a non-GAAP financial measure that we believe is important to investors and one that we utilize in managing our business as subscription revenue normalizes the effect of changes in the mix of indirect and direct marketing arrangements.

•

Loss before taxes and noncontrolling interest was $5.7 million for the second quarter of 2009, including a loss before taxes and noncontrolling interest of $6.8 million for the Background Screening segment and $1.9 million for the Other segment, compared to income before taxes and noncontrolling interest of $7.0 million for the second quarter of 2008, which included a loss before taxes and noncontrolling interest of $548 thousand for the Background Screening segment and $490 thousand for the Other segment. Loss before taxes and noncontrolling interest was $1.2 million for the first quarter of 2009 which included a loss before taxes and noncontrolling interest of $2.7 million for the Background Screening segment and $287 thousand for the Other segment.

•

Net loss was $2.7 million, or ($0.15) per diluted share, for the quarter ended June 30, 2009, compared to net income of $4.4 million, or $0.25 per diluted share, for the quarter ended June 30, 2008 and a net loss of $558 thousand, or ($0.03) per diluted share, for the quarter ended March 31, 2009.

•	Cash flow provided by operations for the quarter ended June 30, 2009, was approximately $7.4 million.
•

In July 2009, we terminated our joint venture agreement with Control Risks Group and purchased the noncontrolling interest of Screening International for approximately $1.4 million of a promissory note less relief of certain indebtedness incurred by Screening International of approximately $1.2 million. The note accrues no interest and matures in 5 years, with equal principal payments in the third, fourth and fifth years. In addition, we amended our Credit Agreement for consent related to the transaction with Screening International.

See the attached schedule of “Other Data” for the reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

The pretax non-cash impairment we recorded in the second quarter of 2009 was a $5.9 million non-cash impairment charge related to the writedown to fair value of goodwill and intangible assets in our Background Screening segment. The continuing economic downturn in the second quarter of 2009 and the ongoing economic uncertainty were the primary factors in our decision to record this non-cash impairment charge.

Six Month Results:

•

Total revenue for the six months ending June 30, 2009 was $177.6 million, including $8.9 million for the Background Screening segment and $3.0 million for the Other segment, compared to $180.1 million for the six months ending June 30, 2008, including $14.8 million for the Background Screening segment and $3.3 million for the Other segment, a decrease of 1.3 percent.

•

Subscription revenue, net of marketing and commissions associated with subscription revenue, decreased 14.8 percent to $83.2 million for the six months ending June 30, 2009, from $97.6 million for the comparable period in 2008.

•

Loss before taxes and noncontrolling interest was $6.7 million for the six months ending June 30, 2009, including a loss before taxes and noncontrolling interest of $9.5 million for the Background Screening segment and $2.1 million for the Other segment, compared to income before taxes and noncontrolling interest of $12.2 million for the six months ending June 30, 2008, which included a loss before taxes and noncontrolling interest of $2.0 million for the Background Screening segment and $1.0 million for the Other segment.

•

Net loss was $3.2 million, or ($0.18) per diluted share, for the six months ending June 30, 2009, compared to net income of $7.8 million, or $0.44 per diluted share, for the six months ending June 30, 2008.

•	Cash flow provided by operations for the six months ending June 30, 2009 was approximately $11.1 million.

See the attached schedule of “Other Data” for the reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

Intersections’ quarter ended June 30, 2009 results will be discussed in more detail on August 10, 2009 at 5:00 pm EDT via teleconference. A live audio webcast will be available on Intersections’ Web site at www.intersections.com. Participants are encouraged to go to the selected Web site at least 15 minutes in advance to register, download, and install any necessary audio software. This webcast will be archived and available for replay after the teleconference. Additionally, the call will be available for telephonic replay from 8:00 p.m. Monday, August 10, 2009 through 5:00 p.m. Monday, August 17, 2009, at 888.286.8010, or if you are based internationally, at +1-617-801-6888 (Passcode: 91989351).

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

About Us

Intersections Inc. (NASDAQ: INTX) is a leading global provider of consumer and corporate identity risk management services. Its premier identity theft, privacy, and consumer solutions are designed to provide high value, revenue generating opportunities to its marketing partners, including leading financial institutions, Fortune 100 corporations and other businesses. Intersections also markets full identity theft protection solutions under its brand, IDENTITY GUARD®. Intersections’ consumer identity theft protection services have safeguarded more than 20 million consumers against identity theft.

To address the growing threat of corporate fraud, Intersections and its subsidiaries provide cutting edge identity risk management solutions including:

•

Pre-employment background screening, provided domestically through American Background Information Services, Inc., and internationally through Control Risks Screening Limited (London, United Kingdom) and Control Risks Screening (Singapore) Pte Ltd.

•

Corporate online brand monitoring and enforcement solutions, provided by Net Enforcers, Inc., which investigates, monitors and reports on the violation and misuse of proprietary information and products.

•	Security breach remediation, provided by Intersections to enable companies to respond to security incidents and mitigate potential damage to their employees, customers, and corporate brands.
•	Software and data management, provided by Captira Analytical, LLC to assist the bail bond industry in managing workflow and data requirements.

For more information, please visit our website at www.intersections.com

INTERSECTIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	(in thousands, except per share data)

	2009	2008	2009	2008

Revenue	$90,317	$94,212	$177,586	$180,106
Operating expenses:
Marketing	15,346	13,604	30,375	25,798
Commissions	26,785	20,875	52,650	39,360
Cost of revenue	25,848	29,779	51,384	58,280
General and administrative	18,552	17,044	35,230	33,319
Goodwill impairment charges	5,949	-	6,163	-
Depreciation	1,962	2,328	4,112	4,669
Amortization	2,174	2,904	4,582	5,393

Total operating expenses	96,616	86,534	184,496	166,819

(Loss) income from operations	(6,299)	7,678	(6,910)	13,287
Interest income	98	74	142	172
Interest expense	(288)	(620)	(437)	(1,185)
Other income/(expense), net	919	(83)	473	(101)

(Loss) income before income taxes and noncontrolling interest	(5,570)	7,049	(6,732)	12,173

Income tax expense	(205)	(2,880)	(864)	(4,979)

Net (loss) income	(5,775)	4,169	(7,596)	7,194

Net loss attributable to the noncontrolling interest	3,116	183	4,380	597

Net (loss) income attributable to Intersections, Inc.	$(2,659)	$4,352	$(3,216)	$7,791

Net (loss) income per share – basic	$(0.15)	$0.25	$(0.18)	$0.45

Net (loss) income per share – diluted	$(0.15)	$0.25	$(0.18)	$0.44

Weighted average common shares outstanding – basic	17,486	17,272	17,437	17,217
Weighted average common shares outstanding – diluted	17,486	17,608	17,437	17,531

INTERSECTIONS INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2009	December 31, 2008
	(in thousands)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$13,956	$10,762
Short-term investments	4,955	4,955
Accounts receivable, net	26,058	29,391
Prepaid expenses and other current assets	4,924	5,697
Income tax receivable	3,087	7,416
Deferred subscription solicitation costs	33,750	28,951
Total current assets	86,730	87,172

PROPERTY AND EQUIPMENT – net	17,956	16,942
LONG-TERM INVESTMENT	3,327	3,327
GOODWILL	46,939	53,102
INTANGIBLE ASSETS – net	27,449	32,030
OTHER ASSETS	10,626	9,056
TOTAL ASSETS	$193,027	$201,629

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$7,007	$7,014
Note payable to Control Risks Group Ltd	900	900
Capital leases – current portion	825	637
Accounts payable	7,074	9,802
Accrued expenses and other current liabilities	19,730	15,843
Accrued payroll and employee benefits	3,485	4,998
Commissions payable	2,976	2,401
Deferred revenue	4,711	4,381
Deferred tax liability – net, less current portion	9,565	7,535
Total current liabilities	56,273	53,511

LONG-TERM DEBT	34,083	37,583
OBLIGATIONS UNDER CAPITAL LEASES – less current portion	1,270	786
OTHER LONG-TERM LIABILITIES	2,580	4,686
DEFERRED TAX LIABILITY – net, less current portion	2,531	2,611
TOTAL LIABILITIES	$96,737	$99,177

STOCKHOLDERS’ EQUITY:

Common stock	185	184
Additional paid-in capital	105,320	103,544
Treasury stock	(9,516)	(9,516)
Retained earnings	5,164	8,380
Accumulated other comprehensive income-cash flow hedge relationship	(959)	(1,263)
Accumulated other comprehensive (loss)/income-other	(246)	110
Total Intersections, Inc. stockholders’ equity	99,948	101,439
Noncontrolling interest	(3,658)	1,013
TOTAL STOCKHOLDERS’ EQUITY	96,290	102,452
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$193,027	$201,629

INTERSECTIONS INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2009	2008
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income attributable to Intersections, Inc.	$(7,596)	$7,194
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,109	4,694
Amortization	4,582	5,393
Amortization of gain from sale leaseback	-	(25)
Amortization of debt issuance cost	44	51
Loss on disposal of fixed assets	63	-
Provision for doubtful accounts	9	74
Share based compensation	2,037	2,124
Amortization of deferred subscription solicitation costs	32,569	25,402
Goodwill impairment charges	6,163	-
Foreign currency transaction gains, net	(829)	(4)
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable	3,423	(5,320)
Prepaid expenses and other current assets	851	824
Income tax receivable	4,328	4,171
Deferred subscription solicitation costs	(36,706)	(30,048)
Other assets	(2,228)	(924)
Accounts payable	(2,948)	400
Accrued expenses and other current liabilities	3,305	5,482
Accrued payroll and employee benefits	(1,540)	(84)
Commissions payable	574	3,179
Deferred revenue	329	588
Deferred income tax, net	1,950	(202)
Other long-term liabilities	(1,340)	356
Cash flows provided by operating activities	11,149	23,325

CASH FLOWS USED IN INVESTING ACTIVITIES:
Acquisition of property and equipment	(3,548)	(3,923)
Proceeds from sale of property and equipment	16	-
Cash paid in the acquisition of Net Enforcers, Inc., net of cash received	-	(867)
Cash paid in the acquisition of intangible membership agreements	-	(30,176)
Cash flows used in investing activities	(3,532)	(34,966)

CASH FLOWS (USED IN)/PROVIDED BY FINANCING ACTIVITIES:
Cash proceeds from stock options exercised	1	13
Withholding tax payment on vesting of restricted stock units	(362)	(517)
Borrowings under credit agreement	-	27,611
Debt issuance costs	-	(133)
Repayments under credit agreement	(3,500)	(13,201)
Tax benefit of stock options exercised	(425)	-
Capital lease payments	(288)	(572)
Cash flows (used in)/provided by financing activities	(4,574)	13,201

EFFECT OF EXCHANGE RATE ON CASH	151	(20)
INCREASE IN CASH AND CASH EQUIVALENTS	3,194	1,540
CASH AND CASH EQUIVALENTS—Beginning of period	10,762	19,780
CASH AND CASH EQUIVALENTS—End of period	$13,956	$21,320

INTERSECTIONS INC.

OTHER DATA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	(in thousands)

	2009	2008	2009	2008

Subscribers at beginning of period	4,536	5,550	4,730	5,259
New subscribers – indirect	241	600	451	1,185
New subscribers – direct	572	554	1,121	1,116
Cancelled subscribers within first 90 days of subscription	(244)	(289)	(460)	(575)
Cancelled subscribers after first 90 days of subscription	(638)	(758)	(1,375)	(1,328)
Subscribers at end of period	4,467	5,657	4,467	5,657

Indirect subscribers	41.3%	57.9%	41.3%	57.9%
Direct subscribers	58.7	42.1	58.7	42.1
	100.0%	100.0%	100.0%	100.0%

*Cancellations within first 90 days of subscription	30.1%	25.0%	29.3%	25.0%
**Cancellations after first 90 days of subscription	45.0%	31.1%	45.0%	31.1%

***Overall retention	49.3%	60.8%	49.3%	60.8%

Percentage of revenue from indirect marketing arrangements to total subscription revenue	12.8%	24.2%	12.9%	25.2%

Percentage of revenue from direct marketing arrangements to total subscription revenue	87.2	75.8	87.1	74.8

Total subscription revenue	100.0%	100.0%	100.0%	100.0%

Total revenue	$90,317	$94,212	$177,586	$180,106
Revenue from transactional sales	(5,624)	(8,747)	(11,405)	(17,388)
Revenue from lost/stolen credit card registry	(17)	(9)	(26)	(18)
Subscription revenue	84,676	85,456	166,155	162,700

Marketing and commissions	42,131	34,479	83,025	65,158
Commissions paid on transactional sales	(1)	(1)	(2)	(3)
Commissions paid on lost/stolen credit card registry	(18)	(12)	(42)	(23)
Marketing and commissions associated with subscription revenue	42,112	34,466	82,981	65,132

Subscription revenue, net of marketing and commissions associated with subscription revenue	$42,564	$50,990	$83,174	$97,568

* Percentage of cancellation within the first 90 days to new subscribers

** Percentage of the number of subscribers at the beginning of the period plus new subscribers during the period less cancellations within the first 90 days

*** On a rolling 12 month basis by taking subscribers at the end of the period divided by the sum of the subscribers at the beginning of the period plus additions for the period

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

Intersections Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except for per subscriber information)

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. Consolidated EBITDA before share based compensation is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

(1) Consolidated EBITDA before share based compensation, represents consolidated income before income taxes plus non-cash share based compensation, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, interest income (expense), and other income (expense). We believe that the consolidated EBITDA before share based compensation calculation provides useful information to investors because they are indicators of our operating performance. Consolidated EBITDA before share based compensation is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and Management use consolidated EBITDA before share based compensation to evaluate the operating performance of the company and to make compensation and bonus determinations, and our lenders use consolidated EBITDA before share based compensation as a measure of our ability to make interest payments and to comply with our debt covenants.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

The following table reconciles consolidated income before income taxes to consolidated EBITDA before share based compensation, as defined for the previous six quarters and six months year-to-date through June 30, 2008 and June 30, 2009. In managing our business, we analyze our performance quarterly on a consolidated income before income tax basis.

	2008			2009
	For the Three Months Ended			For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30
Reconciliation from consolidated income before income taxes to consolidated EBITDA before share based compensation
Consolidated income/(loss) before income taxes	$5,124	$7,049	$4,059	$(44,126)	$(1,162)	$(5,570)

Share based compensation	1,031	1,093	1,127	818	968	1,069

Goodwill, intangible, and long-lived asset impairment charges	-	-	-	44,702	214	5,949

Depreciation	2,341	2,328	2,438	2,265	2,150	1,962

Amortization	2,489	2,904	2,739	2,657	2,408	2,174

Interest expense, net	467	546	490	862	106	189

Other expense/(income), net	18	83	442	1,143	446	(919)

Consolidated EBITDA before share based compensation (1)	$11,470	$14,003	$11,295	$8,321	$5,130	$4,854

	For the Six Months Ended June 30,
	2008	2009
Reconciliation from consolidated income before income taxes to consolidated EBITDA before share based compensation

Consolidated income/(loss) before income taxes	$12,173	$(6,732)
Share based compensation	2,124	2,037
Goodwill, intangible and long-lived asset impairment charges	-	6,163
Depreciation	4,669	4,112
Amortization	5,393	4,582
Interest expense, net	1,013	295
Other expense/(income), net	101	(473)
Consolidated EBITDA before share based compensation (1)	$25,473	$9,984

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

(2) Net amortization and share based compensation per share is not a measurement under GAAP, may not be similar to net amortization and share based compensation per share measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that net amortization and share based compensation per share provides useful information to investors because it is an indicator of operating performance since it excludes items that are not directly attributable to ongoing business operations, as well as a non-cash share based compensation expense that we are required to record under Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment.” We believe our net amortization and share based compensation per share calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies.

The following table provides the consolidated Net Amortization and Share Based Compensation per Share amount:

	2008			2009
	For the Three Months Ended			For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30
Net amortization and share based compensation per share
Amortization	$2,489	$2,904	$2,739	$2,657	$2,407	$2,174
Share based compensation	1,031	1,093	1,127	818	968	1,069
Subtotal	3,520	3,997	3,866	3,475	3,375	3,243
Estimated tax effect at 40%	(1,408)	(1,599)	(1,546)	(1,390)	(1,350)	(1,298)
Net amortization and share based compensation	2,112	2,398	2,320	2,085	2,025	1,945
Diluted shares	17,475	17,608	17,707	17,323	17,389	17,486
Net amortization and share based compensation per share (2)	$0.12	$0.14	$0.13	$0.12	$0.12	$0.11

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	For the Six Months Ended June 30,
	2008	2009

Net amortization and share based compensation per share

Amortization	$5,393	$4,582
Share based compensation	2,124	2,037
Subtotal	7,517	6,619
Estimated tax effect at 40%	(3,007)	(2,647)
Net amortization and share based compensation	4,510	3,972
Diluted shares	17,531	17,437
Net amortization and share based compensation per share (2)	$0.26	$0.23

The following table provides components of Intersections’ Consumer Products and Services (CPS) segment on a per ending subscriber per quarter basis. In the three months ended June 30, 2008, we changed our segment reporting by realigning a portion of the Consumer Products and Services segment into the Other segment. The Other segment contains services from our relationship with a third party that administers referrals for identity theft to major banking institutions and breach services previously accounted for in the Consumer Products and Services segment. The modification to the business segments was determined based on how our senior management analyzed, evaluated, and operated our global operations beginning in the three months ended June 30, 2008.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	2008			2009
	For the Three Months Ended			For the Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30
Per ending subscriber per quarter

Revenue	$13.95	$14.95	$16.99	$17.11	$17.90	$18.90
Cost of revenue	4.32	4.37	5.08	4.44	4.79	4.99
Gross margin (4)(A)	9.63	10.58	11.91	12.67	13.11	13.91
Marketing	2.20	2.40	2.59	2.93	3.31	3.44
Commissions	3.31	3.67	4.50	5.12	5.68	5.97
Revenue less marketing and commissions (4)(B)	8.44	8.88	9.90	9.06	8.91	9.49
General and administrative	2.01	2.15	2.52	2.65	2.74	2.98
Share based compensation	(0.19)	(0.19)	(0.23)	(0.17)	(0.21)	(0.24)
EBITDA before share based compensation (4)(C)	2.30	2.54	2.52	2.14	1.60	1.76

Intersections Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except for per subscriber information)

The table above includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. CPS EBITDA before share based compensation, CPS Gross margin per ending subscriber, CPS Revenue less marketing and commissions per ending subscriber and CPS EBITDA before share based compensation per ending subscriber are non-GAAP financial measures that are presented in a manner consistent with the way management evaluates operating results, and which management believes is useful to investors and others. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

(3) CPS earnings before interest, tax, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, or EBITDA before share based compensation, represents income before income taxes plus non-cash share based compensation, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, interest income (expense), and other income (expense) for the CPS segment.

We believe that the EBITDA before share based compensation calculation provides useful information to investors because they are indicators of our operating performance. EBITDA before share based compensation is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and Management use EBITDA before share based compensation to evaluate the operating performance of the CPS segment and to make compensation and bonus determinations, and our lenders use EBITDA before share based compensation as a measure of our ability to make interest payments and to comply with our debt covenants.

The following table reconciles CPS income before income taxes to EBITDA before share based compensation, as defined for the previous six quarters and six months year-to-date through June 30, 2008 and June 30, 2009. In managing our business, we analyze the performance of our segments quarterly on an income before income tax basis.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	2008			2009
	For the Three Months Ended			For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30
CPS reconciliation from income before income taxes to EBITDA before share based compensation

CPS income/(loss) before income taxes	$7,118	$8,087	$6,149	$(12,063)	$1,815	$3,073
Share based compensation	1,031	1,093	1,127	818	968	1,069
Goodwill, intangible and long-lived asset impairment charges	-	-	-	15,771	-	-
Depreciation	2,098	2,087	2,190	2,036	1,925	1,734
Amortization	2,065	2,512	2,363	2,281	2,157	1,934
Interest expense, net	451	528	473	844	87	171
Other expense/(income), net	27	78	145	448	292	(103)
EBITDA before share based compensation (3)	$12,790	$14,385	$12,447	$10,135	$7,244	$7,878

	For the Six Months Ended June 30
	2008	2009
CPS reconciliation from income before income taxes to EBITDA before share based compensation
CPS income before income taxes	$15,205	$4,888
Share based compensation	2,124	2,037
Goodwill, intangible and long-lived asset impairment charges	-	-
Depreciation	4,185	3,659
Amortization	4,577	4,091
Interest expense, net	979	258
Other expense, net	105	189
EBITDA before share based compensation (3)	$27,175	$15,122

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

(4) A. CPS gross margin per ending subscriber represents CPS revenue less cost of revenue divided by the ending number of subscribers. We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis. B. CPS Revenue less marketing and commissions per ending subscriber represents CPS revenue less marketing and commissions divided by the ending number of subscribers. We believe this measure is important to investors and is one that we use in managing our CPS business because it normalizes the effect of changes in the mix of direct and indirect marketing arrangements and it demonstrates our profitability trend on a per subscriber basis. C. CPS EBITDA before share based compensation per ending subscriber represents CPS EBITDA before share based compensation (defined in section (1) above) divided by the ending number of subscribers. We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis.

	2008			2009
	For the Three Months Ended			For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30
A. CPS gross margin per ending subscriber
Revenue	$77,433	$84,572	$83,787	$80,915	$81,192	$84,420
Cost of revenue	(23,979)	(24,743)	(25,048)	(20,993)	(21,729)	(22,273)
Gross margin	53,454	59,829	58,739	59,922	59,463	62,147
Ending subscribers	5,551	5,657	4,931	4,730	4,536	4,467
CPS gross margin per ending subscriber	9.63	10.58	11.91	12.67	13.11	13.91

B. CPS revenue less marketing and commissions per ending subscriber
Revenue	$77,433	$84,572	$83,787	$80,915	$81,192	$84,420
Marketing	(12,194)	(13,604)	(12,776)	(13,866)	(15,029)	(15,346)
Commissions	(18,365)	(20,755)	(22,199)	(24,206)	(25,746)	(26,687)
Revenue less marketing and commissions	46,874	50,213	48,812	42,843	40,417	42,387
Ending subscribers	5,551	5,657	4,931	4,730	4,536	4,467
CPS revenue less marketing and commissions per ending subscriber	8.44	8.88	9.90	9.06	8.91	9.49

C. CPS EBITDA before share based compensation per ending subscriber
EBITDA before share based compensation	$12,790	$14,385	$12,447	$10,135	$7,244	$7,878
Ending subscribers	5,551	5,657	4,931	4,730	4,536	4,467
CPS EBITDA before share based compensation per ending subscriber	2.30	2.54	2.52	2.14	1.60	1.76

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	For the Six Months Ended June 30
	2008	2009
A. CPS gross margin per ending subscriber
Revenue	$162,005	$165,612
Cost of revenue	(48,722)	(44,002)
Gross margin	113,283	121,610
Ending subscribers	5,657	4,467
CPS gross margin per ending subscriber	20.02	27.23

B. CPS revenue less marketing and commissions per ending subscriber
Revenue	$162,005	$165,612
Marketing	(25,798)	(30,375)
Commissions	(39,120)	(52,433)
Revenue less marketing and commissions	97,087	82,804
Ending subscribers	5,657	4,467
CPS revenue less marketing and commissions per ending subscriber	17.16	18.54

C. CPS EBITDA before share based compensation per ending subscriber
EBITDA before share based compensation	$27,175	$15,122
Ending subscribers	5,657	4,467
CPS EBITDA before share based compensation per ending subscriber	4.80	3.39

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

(5) Consolidated adjusted net income excluding non-cash charges represents consolidated net loss plus non-cash goodwill, intangible and long-lived asset impairment charges and valuation allowances on deferred tax assets. We believe that the consolidated adjusted net income excluding non-cash charges provides a more meaningful representation of our on-going economic performance and therefore we utilize this non-GAAP financial measure internally to evaluate our operating results. We have chosen to provide this information to investors to enable them to make a more meaningful comparison of operating results.

	For the Year Ended December 31	For the Six Months Ended June 30
	2008	2009
Consolidated net loss reconciliation from net loss to consolidated adjusted net income excluding non-cash charges
Consolidated net loss	$(15,977)	$(3,216)
Goodwill, intangible and long-lived asset impairment charges, net of estimated tax	33,682	6,163
Valuation allowance on deferred tax assets	2,203	3,360
Noncontrolling interest	(7,097)	(4,285)
Consolidated adjusted net income excluding non-cash charges (5)	$12,838	$2,022

For the reconciliation of certain non-GAAP measures visit our website at www.intersections.com.

Contact:

Intersections Inc.

Eric Miller

(703) 488-6100

intxinvestorrelations@intersections.com